UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2004

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-27118	33-0557266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9685 Scranton Road San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 799-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 27, 2004, Accelrys, Inc., Nashville Acquisition Corporation, a wholly owned subsidiary of Accelrys, Scitegic, Inc., Mathew Hahn and David Rogers as Principal Shareholders, and Mathew Hahn as Shareholder Representative signed Amendment No. 1 to Agreement and Plan of Merger and Reorganization (the “Definitive Agreement”).  Pursuant to the Definitive Agreement, Nashville Acquisition Corporation shall merge with and into Scitegic.

Attached and incorporated herein by reference in its entirety as Exhibit 2.1 is Amendment No. 1 to Agreement and Plan of Merger and Reorganization.

Item 2.01.  Acquisition or Disposition of Assets

On September 27, 2004, Accelrys closed the merger of Nashville Acquisition Corporation, a wholly owned subsidiary of Accelrys, with and into Scitegic.  Scitegic is the surviving corporation and is now a wholly owned subsidiary of Accelrys.  Scitegic shareholders received for their shares (i) cash consideration in an aggregate amount of $12,948,845, which is subject to a working capital adjustment and certain other adjustments and (ii) share consideration in an aggregate amount of 1,040,119 shares of Accelrys common stock.  In addition, Scitegic shareholders received additional share consideration in an aggregate amount of up to 334,324 shares of Accelrys common stock which will be distributed to Scitegic shareholders over the two-year period commencing on the date of closing, subject to the continued employment of two of Scitegic’s key employees in accordance with the terms of their employment agreements with Accelrys.  Up to approximately $3.1 million of the cash consideration, subject to certain adjustments, is to be held in escrow as security for certain indemnification obligations to Accelrys under the Definitive Agreement.

Item 8.01.  Other Events

On September 28, 2004, the Company issued a press release announcing the closing of the acquisition of Scitegic, Inc.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated September 27, 2004.

99.1	Press Release dated September 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/S/ John J. Hanlon
John J. Hanlon Executive Vice President and Chief Financial Officer

Date:  September 28, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated September 27, 2004.

99.1	Press Release dated September 28, 2004.